SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2007

BANKFINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	0-51331	75-3199276
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

15W060 North Frontage Road, Burr Ridge, Illinois	60527
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 894-6900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 28, 2007, the Company issued a press release reporting earnings for the three months and the year ended December 31, 2006. The press release and Quarterly Financial and Statistical Supplement are included as Exhibits 99.1 and 99.2 to this report.

The information in the preceding paragraph, as well as Exhibits 99.1 and 99.2, is considered to be "furnished" under the Securities Exchange Act of 1934, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 7.01.	Regulation FD Disclosure

On February 28, 2007, the Company announced that it would present at the Sandler O'Neill & Partners West Coast Financial Services Conference. BankFinancial’s Chairman and Chief Executive Officer, F. Morgan Gasior, is scheduled to participate on the Mid-West II Bank Panel at 2:20 p.m. Pacific Time (4:20 p.m. Central Time) on Tuesday, March 6, 2007.

This event can be accessed by logging on to www.sandleroneill.com. Once on this page, participants will be directed to the presentation. Participants should go to the website at lease fifteen minutes early to download and install any necessary audio software. Interested parties may also dial 1-877-711-4415 to listen to the presentation. For those unable to listen to the live broadcast, a replay will be available at www.sandleroneill.com for 30 days after the event beginning on March 7, 2007. There is no charge to access the presentation.

A copy of the press release announcing the investor conference participation and webcast is attached as Exhibit 99.3.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 28, 2007 reporting results of operation

99.2	Quarterly Financial and Statistical Supplement

99.3	Press Release dated February 28, 2007 reporting investor conference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANKFINANCIAL CORPORATION

Date: February 28, 2007	By:	/s/ F. Morgan Gasior
F. Morgan Gasior
Chairman of the Board, Chief Executive Officer and President

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